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                                                                     EXHIBIT 2.3
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                 FORM OF STOCKHOLDER ACTION BY WRITTEN CONSENT
                ADOPTED IN CONNECTION WITH THE RECAPITALIZATION


I. CONSENT AND AGREEMENT TO FURTHER AMEND AND RESTATE THE RESTATED CERTIFICATE OF INCORPORATION, ISSUE COMMON STOCK IN AN INITIAL PUBLIC OFFERING AND CERTAIN OTHER ACTIONS.

    WHEREAS, Sections 242 and 245 of the Delaware General Corporation Law provide that a corporation may amend or amend and restate its Certificate of Incorporation if the Board of Directors deems such action advisable and if a majority of the outstanding shares of stock entitled to vote thereon, and a majority of each class entitled to vote thereon as a class, vote in favor of the amendment or amendment and restatement;

    WHEREAS, the Board of Directors of the Corporation has unanimously deemed it advisable to amend the Restated Certificate of Incorporation of the Corporation in order to effect a 2.3255-for-1 reverse split of all outstanding shares of Common Stock, and subsequently to amend and restate the Restated Certificate of Incorporation in order to (i) eliminate the various designations of series of Preferred Stock and Class A Common Stock, (ii) increase the authorized capital stock of the corporation, and (iii) make certain other changes to the Restated Certificate of Incorporation;

    WHEREAS, Section 4.2 of that certain Series F Preferred Stock Purchase Agreement dated December 30, 1988, as amended on December 19, 1991, between the Corporation and the Purchaser named therein (the "Series F Agreement") requires the approval of the holder(s) of two-thirds of the shares of Series F Preferred Stock purchased thereunder in order to amend the Corporation's Restated Certificate of Incorporation to eliminate the authorized but unissued Class A Common Stock; and

    WHEREAS, Section 4.1.1 of that certain Series G Preferred Stock Purchase Agreement dated as of November 30, 1991, among the Corporation and various Purchasers named therein (the "Series G Agreement") requires the approval of a majority of the shares of Series G Preferred Stock purchased thereunder in order
(i) to amend the Corporation's Restated Certificate of Incorporation and (ii) to issue shares of Common Stock;

    NOW, THEREFORE, (i) the undersigned holders of the Corporation's Common Stock and Series A, Series B and Series G Preferred Stock, voting together as a class, (ii) the holder of the Series F Preferred Stock (only with respect to items 4, 5 and 6 below), (iii) the undersigned holders of the Series G Preferred Stock (only with respect to items 1, 2, 3, 4, 5, 6 and 8 below) and (iv) the undersigned holders of the Series A, Series B, Series F and Series G Preferred Stock, each voting as a separate series and/or class, to the extent required by the Delaware General Corporation Law or the Series F Agreement or the Series G Agreement, each hereby irrevocably consent and agree to the following (all of which is described on a post-reverse split basis, assuming stockholder approval of items 1, 2 and 3 below):

    1. That the Corporation's Restated Certificate of Incorporation be amended in the form of the Certificate of Amendment set forth in Exhibit A
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         hereto (the "Certificate of

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          Amendment"), to effect a 2.3255 for-1 reverse split of all outstanding shares of Common Stock.

     2. That the Certificate of Amendment be filed with the Delaware Secretary of State at an appropriate time to be determined by the Corporation prior to the closing of the Offering (as defined below).

     3. That the Board of Directors be, and hereby is, authorized to abandon the Certificate of Amendment authorized by the foregoing at any time prior to the effective date of such amendment filed with the Secretary of State of Delaware without further action by the stockholders.

     4. That upon and subject to the closing of the Corporation's underwritten initial public offering of up to 3,335,000 shares (including 435,000 shares issuable pursuant to an option granted to the underwriters solely to cover over-allotments) of Common Stock, par value $.01 per share (the "Common Stock") (or such greater number of shares of Common Stock as are approved by the Corporation's Board of Directors, which greater number of shares shall not exceed 50% of the outstanding shares of the Corporation on a fully-diluted, post-offering basis), pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Offering"), notwithstanding any provision currently contained in the Corporation's existing Restated Certificate of Incorporation, the Corporation's Restated Certificate of Incorporation be amended and restated as set forth in the Amended and Restated Certificate of Incorporation set forth in Exhibit B
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          hereto (the "Amended and Restated Certificate") in order to effect certain changes (the "Recapitalization") to the Corporation's capitalization and certain other changes to its Restated Certificate of Incorporation, including without limitation the following (on a post-reverse split basis):

          (a) each of the 42,070 shares of Series A Preferred Stock issued and outstanding immediately prior to such filing shall be redeemed by the Corporation at a price of $50 plus 2.04428357499 shares of Common Stock;

          (b) each of the 9,580 shares of Series B Preferred Stock issued and outstanding immediately prior to such filing shall be automatically converted into and exchanged for 69.2861743215 shares of Common Stock;

          (c) each of 46,890 shares of Series G Preferred Stock issued and outstanding immediately prior to such filing (other than 3,000 shares of such Series G Preferred Stock held by IBJS Capital Corporation) shall be automatically converted into and exchanged for 16.288448923 shares of Common Stock;

          (d) all of the 10,000 shares of Series F Preferred Stock issued and outstanding immediately prior to such filing, and all of the 3,000 shares of Series G

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              Preferred Stock held by IBJS Capital Corporation, shall be redeemed by the Corporation at an aggregate price of $1,000,000;

          (e) the number of shares of stock authorized for issuance shall be increased from 10,000,000 to 21,000,000;

          (f) the number of shares of Common Stock authorized for issuance shall be increased from 9,512,950 to 20,000,000;

          (g) the number of shares of Preferred Stock authorized for issuance shall be increased from 173,050 to 1,000,000;

          (h) the authorized but unissued shares of Class A Common Stock shall be eliminated;

          (i) the designations of Class A Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be eliminated and replaced with a "blank check" Preferred Stock provision entitling the Board of Directors to designate the rights and preferences of Preferred Stock; and

          (j) the Board of Directors shall be divided into three classes of directors serving staggered three-year terms.

          The undersigned stockholders acknowledge and agree that, in connection with and after giving effect to the reverse stock split and the Recapitalization, cash will be distributed in lieu of any fractional share that otherwise would be distributed to any holder of Common Stock as a consequence of such holder's aggregate holdings in an amount determined by multiplying such fraction by the Offering price to the public.

     5. That the Amended and Restated Certificate be filed with the Delaware Secretary of State simultaneously with the closing of the Offering.

     6. That the Board of Directors be, and hereby is, authorized to abandon the amendment and restatement of the Restated Certificate of Incorporation authorized by the foregoing items 4 and 5 at any time prior to the effective date of such amendments and restatement filed with the Secretary of State of Delaware without further action by the stockholders.

     7. That the officers of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute and deliver all other instruments, and to take all other action, as such officer shall deem to be necessary or appropriate and in the best interests of the Corporation in order to carry out the

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          intent of all of the resolutions set forth in all parts of this
          Stockholder Action by Written Consent.

     8. That the issuance of up to 3,335,000 shares of Common Stock in connection with the Offering (or such greater number of shares as are approved by the Corporation's Board of Directors, which greater number of shares shall not exceed 50% of the outstanding shares of the Corporation on a fully-diluted, post-Offering basis) is hereby approved.

     9. That in connection with and as a part of the Recapitalization, the following additional changes to the outstanding securities of the Corporation are hereby ratified, approved and confirmed (all on a post-reverse split basis):

              (a) The Yerac Associates, L.P. $2,000,000 convertible subordinated note will have its conversion price reduced from approximately $6.14, to approximately $4.65, and will be converted to acquire 430,015 shares of Common Stock; and the strike price of Yerac's warrant to purchase 86,003 shares of Common Stock will be reduced from approximately $6.14 to approximately $4.65 per share;

              (b) The PNC Capital Corp. warrant, representing the right to purchase 616,544 shares of Common Stock, will have its strike price reduced from approximately $6.14 to approximately $4.65 per share, and will be exercised in full by reducing the outstanding amount owed by the Corporation under PNC's subordinated promissory note (held by the warrant holder) by $2,867,546.00;

              (c) Other warrants to purchase an aggregate of 27,950 shares of
                  Common Stock will have their strike prices reduced from approximately $6.14 to approximately $4.65 per share; and

              (d) Stock options to purchase an aggregate of 337,484 shares of
                  Common Stock which have exercise prices in excess of approximately $4.65 will have their exercise prices reduced to approximately $4.65 per share.

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II. CONSENT AND AGREEMENT BY THE FOUNDERS AND THE HOLDERS OF SERIES A PREFERRED
    STOCK, SERIES B PREFERRED STOCK, SERIES F PREFERRED STOCK AND SERIES G PREFERRED STOCK TO THE TERMINATION AND MODIFICATION OF VARIOUS RIGHTS AND OBLIGATIONS.

    WHEREAS, the Corporation and the underwriters (the "Underwriters") of the proposed Offering have requested, as an inducement to the Corporation and the Underwriters to proceed with the Offering, that the holders of shares of the Corporation's Series A, Series B, Series F and Series G Preferred Stock agree to terminate certain agreements to which such holders and the Corporation are parties, effective upon the closing of the Offering;

    WHEREAS, Section 11.4 of that certain Series A and Series B Preferred Stock Purchase Agreement dated December 31, 1986, as amended, among the Corporation and various Purchasers and Founders (as such terms are defined therein) (the "Series A and B Agreement") provides it may be amended or terminated by the written consent of the Corporation and the holders of a majority in interest of the aggregate of the then-outstanding Series A Preferred Stock and Series B Preferred Stock;

    WHEREAS, Section 9.3 of each of the Series F Agreement and the Series G Agreement provides that any provision thereof may be amended by the Corporation and the holder(s) of a majority of the Shares of Series F and Series G Preferred Stock purchased under each respective Agreement;

    WHEREAS, that certain Voting Agreement dated December 31, 1986, as amended, and that certain Stock Ownership Agreement dated December 31, 1986, executed in connection with the Series A and B Agreement; that certain Co-Sale Agreement dated December 30, 1988, executed in connection with the Series F Agreement; and that certain Co-Sale Agreement dated July 30, 1992, executed in connection with the PNC Venture Corp. financing (the "Other Agreements"), all may be terminated by written action of all the parties to each of such Other Agreements; and

    WHEREAS, the Corporation has consented to the following terminations of, and amendments to, various rights and agreements;

    NOW, THEREFORE, the undersigned Founders and the undersigned holders of the Series A, Series B, Series F and Series G Preferred Stock, each acting separately as to the termination of certain of their rights in the Series A and B Agreement, the Series F Agreement, the Series G Agreement and the Other Agreements (collectively, the "Stock Purchase Agreements"), to the extent that they are parties to each respective Stock Purchase Agreement, hereby irrevocably consent and agree to the following actions:

    1. That any and all provisions of the Stock Purchase Agreements relating to rights with respect to registration of the Company's Common Stock under applicable securities laws in connection with the Offering are hereby waived as of the effective date of this Consent.

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      2. That all of the Stock Purchase Agreements, and each and every provision thereof, shall be terminated as of the closing date of the Offering.

III.  AMENDMENT OF THE BY-LAWS.

      WHEREAS, Article XXVII of the By-laws of the Corporation states that the By-laws may be amended, altered, repealed or added to by either the affirmative vote of holders of a majority of the stock entitled to vote thereon or a majority of the Board of Directors;

      WHEREAS, Article III, Section 2, of the By-laws, relating to calling special meetings of stockholders, states that said Section 2 may be altered, amended or repealed only by the stockholders; and

      WHEREAS, in connection with the Offering, the Board of Directors, on advice of counsel, has approved the amendment and restatement of the By-laws;

      NOW, THEREFORE, the undersigned holders of the Corporation's Common Stock and Series A, Series B and Series G Preferred Stock, voting together as a class, hereby consent to the following actions:

      1. That the Corporation's By-laws be and hereby are amended by deleting the last sentence of Article III, Section 2 thereof in its entirety.

      2. That the Board of Directors' amendment and restatement of the By-Laws in the form recommended by counsel to the Corporation and attached as Exhibit C hereto is hereby ratified, approved and confirmed.
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IV.   APPROVAL OF THE CREATION AND ADOPTION OF THE 1997 EQUITY INCENTIVE PLAN
      AND THE STOCK PLAN FOR NON-EMPLOYEE DIRECTORS.

      WHEREAS, the Board of Directors has unanimously approved, subject to stockholder approval, (i) the 1997 Equity Incentive Plan (the "Plan"), pursuant to which a total of 650,000 shares (on a post-reverse stock split basis) of the Corporation's Common Stock may be issued under incentive stock options, non-qualified stock options and other equity incentive awards, and (ii) the Stock Plan for Non-Employee Directors (the "Directors' Plan"), pursuant to which a total of 100,000 shares (on a post-reverse stock split basis) of the Corporation's Common Stock may be issued under non-qualified options and elections to receive shares of Common Stock in lieu of cash compensation;

      WHEREAS, pursuant to Section 4.1.4 of the Series G Agreement, in order to adopt any new stock option plan the Corporation must obtain the approval of at least a majority of the then outstanding shares of Series G Preferred Stock purchased thereunder; and

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      WHEREAS, in order to qualify ISOs and other Awards to Participants (all as defined in the Plan) which may be granted under the Plan and pursuant to the Internal Revenue Code, stockholder approval of the Plan is required;

      NOW, THEREFORE, the undersigned holders of the Corporation's Common Stock and Series A, Series B and Series G Preferred Stock, voting together as a class, and the undersigned holders of the Series G Preferred Stock voting separately as a class, hereby consent to and approve the Plan and the Directors' Plan substantially in the forms attached hereto as Exhibit D and Exhibit E,
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respectively.


V. ELECTION OF DIRECTORS BY WRITTEN CONSENT IN LIEU OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING

      WHEREAS, the Chairman of the Corporation has requested that the stockholders of the Corporation entitled to vote for the election of directors reelect the directors of the Corporation for the ensuing year and until their successors are elected and qualified;

      NOW, THEREFORE, the undersigned holders of the Corporation's Common Stock and Series A, Series B and Series G Preferred Stock, each voting together and as a separate series and/or class, to the extent required by the Delaware General Corporation Law and any Stock Purchase Agreement, hereby irrevocably consent to the election of the following persons as directors of the Corporation, each to serve until his successor is duly elected and qualified at the 1998 annual meeting of stockholders (or later annual meetings of stockholders, in the event of the approval of a classified Board of Directors):

      Robert W. Cox
      Don R. Dailey
      William R. Hambrecht
      David McL. Hillman
      Vincent A. Wolfington

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